Exhibit 99.7

I consent to the use of my name as a proposed Director in the “Management” section of Amendment No. 3 of the Registration Statement filed by Sunstone Hotel Investors, Inc. on Form S-11 and the related Prospectus and any amendments thereto.

Dated: September 23, 2004

/S/ DAVID M. SIEGEL
David M. Siegel